UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MICREL, INCORPORATED

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

The following is the text of a press release issued by Micrel, Incorporated on May 20, 2008:

Investor Contact:	Media Contacts:
Richard Crowley	Paul Kranhold/Andrew Cole/Diane Henry
Micrel, Incorporated	Sard Verbinnen & Co
(408) 944-0800	(415) 618-8750
Or
Amy Bilbija
MacKenzie Partners, Inc
(650) 798-5206

MICREL SHAREHOLDERS OVERWHELMINGLY REJECT OCM’S ATTEMPT

TO TAKE OVER COMPANY

All OCM Proposals Rejected at Special Meeting of Shareholders

San Jose, CA, May 20, 2008 — Micrel, Incorporated (Nasdaq:MCRL) announced that, based on preliminary information provided by the Company’s proxy solicitor, shareholders have rejected all proposals made by Obrem Capital Management (“OCM”) at a special meeting held today. The results include an overwhelming rejection of OCM’s proposals to remove Micrel’s current Board and replace them with OCM’s nominees and of their proposal to rescind the Company’s shareholder rights plan. OCM’s proposals to expand Micrel’s Board to six members and fill the sixth seat with another of OCM’s nominees were also decisively rejected.

“We appreciate the tremendous support Micrel and our Board of Directors have received today,” the Company said. “We believe the results of the vote reflect a clear rejection by Micrel shareholders of OCM’s attempt to take over Micrel and force an immediate sale of the Company. We also believe it sends a clear message that shareholders want OCM to discontinue its singular, disruptive agenda at Micrel, including its intention to proceed with a contest at the 2008 Annual Meeting. We look forwarding to continuing our productive dialogue with all of our investors and to focusing 100% on the business and creating value for all shareholders.”

About Micrel, Incorporated

Micrel, Incorporated is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: http://www.micrel.com.